Armada Funds

This Exhibit A, dated December 4, 2002, is that certain Exhibit A to a Custodian Services Agreement dated as of November 7, 1994 between the undersigned parties. This Exhibit A supersedes all previous forms of Exhibit A.

Money Market Fund                              U.S. Government Income Fund
Government Money Market Fund                   Pennsylvania Municipal Bond Fund
Treasury Money Market Fund                     International Equity Fund
Tax Exempt Money Market Fund                   Core Equity Fund
Equity Growth Fund                             Small Cap Growth Fund
Intermediate Bond Fund                         Equity Index Fund
Ohio Tax Exempt Bond Fund                      Tax Managed Equity Fund
National Tax Exempt Bond Fund                  Balanced Allocation Fund
Large Cap Value Fund                           Ohio Municipal Money Market Fund
Small Cap Value Fund                           Michigan Municipal Bond Fund
Large Cap Ultra Fund                           Treasury Plus Money Market Fund
Mid Cap Growth Fund                            Aggressive Allocation Fund
Limited Maturity Bond Fund                     Conservative Allocation Fund
Total Return Advantage Fund                    Strategic Income Bond Fund
Pennsylvania Tax Exempt Money Market Fund      Small / Mid Cap Value Fund
Bond Fund                                      Short Duration Bond Fund
GNMA Fund


NATIONAL CITY BANK

By:       /s/ Karen Franklin
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Title:    Vice President
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ARMADA FUNDS

By:       /s/ Herbert R. Martens
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Title:    President
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